Press Release

For immediate release

Company contact: Larry C. Busnardo, Senior Director, Investor Relations, 303-312-8514

Bill Barrett Corporation Provides Second Quarter 2016
Commodity Price and Derivatives Update

DENVER - July 19, 2016 - Bill Barrett Corporation (the “Company”) (NYSE: BBG) announced today that it is providing an update on certain second quarter of 2016 items, including commodity price and derivatives data and the weighted average basic and diluted shares outstanding for the second quarter of 2016 and common shares outstanding at June 30, 2016.

For the second quarter of 2016, West Texas Intermediate (“WTI”) oil prices averaged $45.59 per barrel, Northwest Pipeline (“NWPL”) natural gas prices averaged $1.66 per MMBtu and NYMEX natural gas prices averaged $1.95 per MMBtu. The Company had derivative commodity swaps in place for the second quarter of 2016 for 7,300 barrels of oil per day tied to WTI pricing at $81.65 per barrel, 5,000 MMBtu of natural gas per day tied to NWPL regional pricing at $4.10 per MMBtu and no hedges in place for NGLs.

Based on preliminary unaudited results, the Company expects to realize a cash commodity derivative gain of $25.0 million in the second quarter due to positive derivative positions. The Company expects its second quarter commodity price differentials to benchmark pricing before commodity derivative gains, related to delivery location and quality adjustments, to approximate: oil less $5.66 price per barrel versus WTI; and natural gas less $0.16 per thousand cubic feet (“Mcf”) compared to NWPL. The DJ Basin oil price differential averaged $4.82 per barrel. The Company continues to realize lower oil price differentials as Denver-Julesburg and Uinta Basin infrastructure expands and local pricing improves. NGL prices averaged 28% of WTI price per barrel.

For the remainder of 2016, approximately 7,750 barrels per day of oil is hedged at an average WTI price of $72.57 per barrel. The following table summarizes the Company’s hedge position as of July 19, 2016:

	Oil (WTI)		Natural Gas (NWPL)

Period	Volume Bbls/d	Price $/Bbl	Volume MMBtu/d	Price $/MMBtu

3Q16	7,750	72.57	5,000	4.10
4Q16 1Q17 2Q17 3Q17 4Q17	7,750 5,250 5,250 2,500 2,500	72.57 59.73 59.73 66.99 66.99	5,000 10,000 10,000 10,000 10,000	4.10 2.96 2.96 2.96 2.96

Realized sales prices will reflect basis differentials from the index prices to the sales location.

Following the completion of the debt exchange announced on June 2, 2016, the Company expects to report that the weighted average common basic and diluted shares for the second quarter will be approximately 51.8 million and that as of June 30, 2016, the number of common shares outstanding was approximately 60.2 million.

Forward-Looking Statements

All statements in this press release, other than statements of historical fact, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as expects, forecast, guidance, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements herein; however, these are not the exclusive means of identifying forward-looking statements. Forward-looking statements in this release relate to, among other things, second quarter commodity derivative gains, commodity price differentials, number of shares outstanding, future financial performance and business expectations.

These and other forward-looking statements in this press release are based on management’s judgment as of the date of this release and are subject to numerous risks and uncertainties. Please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC and other filings, including our Current Reports on Form 8-K and Quarterly Reports on Form 10-Q, all of which are incorporated by reference herein, for further discussion of risk factors that may affect the forward-looking statements. Risks also include potential differences between expected reported results and actual reported results after the Company’s financial statements and related reviews are finalized. The Company encourages you to consider the risks and uncertainties associated with projections and other forward-looking statements and to not place undue reliance on any such statements. In addition, the Company assumes no obligation to publicly revise or update any forward-looking statements based on future events or circumstances.

ABOUT BILL BARRETT CORPORATION

Bill Barrett Corporation (NYSE: BBG), headquartered in Denver, Colorado, develops oil and natural gas in the Rocky Mountain region of the United States. Additional information about the Company may be found on its website www.billbarrettcorp.com.